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                                                                    Exhibit 21.1

                            IMPCO TECHNOLOGIES, INC.

                          SUBSIDIARIES OF THE COMPANY



Name                                            Jurisdiction of Incorporation
----------------------------------------     -----------------------------------

Quantum Technologies Worldwide, Inc.            Delaware

IMPCO Technologies, B.V.                        Holland

IMPCO Europe, B.V.                              Holland

IMPCO Technologies, Pty.                        Australia

Grupo I.M.P.C.O. Mexicano, S. de R.L.           Mexico
 de C.V.

IMPCO de Venezuela S. de R.L.                   Venezuela

IMPCO Tech Japan K.K.                           Japan